3: Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, included area code: (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2010, Neiman Marcus, Inc. (the "Company") and its wholly-owned subsidiary, The Neiman Marcus Group, Inc. (collectively with the Company, "the Neiman Marcus Group"), entered into new employment agreements with James E. Skinner, Executive Vice President and Chief Financial Officer, and James J. Gold, President and Chief Executive Officer of Bergdorf Goodman, Inc., the terms of which become effective on October 6, 2010. Each of the employment agreements is for a four-year term with automatic extensions of one year unless either party provides three months' written notice of non-renewal. The agreement with Mr. Skinner provides that he will act as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Neiman Marcus Group for a beginning annual base salary of $700,000 and participation in an annual incentive program with a target bonus opportunity of 75% of annual base salary and a maximum bonus of 150% of annual base salary. In addition, as part of the agreement, the Company will, effective September 30, 2010 and pursuant to the Company's Management Equity Incentive Plan ("Plan"), grant Mr. Skinner a non-qualified stock option with respect to 2,200 shares of Common Stock of the Company with an exercise price equal to the fair market value of the Common Stock at the time of grant. The stock option will expire no later than the seventh anniversary of the grant date.

The agreement with Mr. Gold provides that he will act as President, Specialty Retail of the Neiman Marcus Group for a beginning annual base salary of $750,000 and participation in an annual incentive program with a target bonus opportunity of 75% of annual base salary and a maximum bonus of 150% of annual base salary. In addition, as part of the agreement, the Company will, effective September 30, 2010 and pursuant to the Plan, grant Mr. Gold a non-qualified stock option with respect to 2,200 shares of Common Stock of the Company with an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock option will expire no later than the seventh anniversary of the grant date.

The employment agreements may be terminated by either party. In certain termination circumstances, Mr. Skinner and Mr. Gold each will receive, subject to their execution of a waiver and release agreement, severance pay consisting of no more than a prorated portion of the target bonus for the year of termination, an amount representing the monthly premium cost of certain continued medical benefits for 18 months, 1.5 times annual base salary, and 1.5 times annual target bonus. The agreements contain an 18 month noncompetition agreement along with related confidentiality, nondisparagement, and intellectual property provisions and conditions receipt of the severance pay just described on compliance with those provisions.

Under the agreements, Mr. Skinner and Mr. Gold will be based at the principal executive offices of the Neiman Marcus Group in Dallas, Texas.

The foregoing description of the agreements between the Company and each of Mr. Skinner and Mr. Gold is qualified in its entirety by reference to each of the employment agreements, filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and James E. Skinner.

10.2	Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and James J. Gold.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: July 28, 2010	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

INDEX TO EXHIBITS
Exhibit No.	Description

10.1	Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and James E. Skinner.

10.2	Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and James J. Gold.